As filed with the United States Securities and Exchange Commission on August 24, 2020
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Reliant Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Tennessee (State or other jurisdiction of incorporation or organization)	37-1641316 (I.R.S. Employer Identification Number)
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027
(615) 221-2020
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
DeVan D. Ard, Jr.
Chairman and Chief Executive Officer
Reliant Bancorp, Inc.
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027
(615) 221-2020
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David A. Bartz
Adam G. Smith
Butler Snow LLP
150 3rd Avenue South, Suite 1600
Nashville, Tennessee 37201
(615) 651-6700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common stock	—	—	—	—
Preferred stock	—	—	—	—
Debt securities(4)	—	—	—	—
Depositary shares	—	—	—	—
Warrants	—	—	—	—
Units(5)	—	—	—	—
Purchase Contracts	—	—	—	—
Rights	—	—	—	—
Total	$100,000,000	N/A	$100,000,000	$12,980(6)
(1)
The Registrant is hereby registering an indeterminate amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act.
(3)
The Registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.

(4)	May consist of one or more series of senior or subordinated debt.
(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(6)
Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the total amount of the filing fee payable in connection with this Registration Statement is $4,287.50. The Registrant has previously paid $8,692.50 with respect to $75,000,000 aggregate initial offering price of securities previously registered and remaining unissued under the Registration Statement on Form S-3 (333-216660), initially filed by the Registrant on March 13, 2017 (the “2017 Registration Statement”). Pursuant to Rule 457(p), such unutilized filing fees from the 2017 Registration Statement are being applied to the filing fee payable pursuant to this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 24, 2020
PROSPECTUS
Reliant Bancorp, Inc.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
Purchase Contracts
Rights
We may offer, issue, and sell from time to time, together or separately, in one or more offerings any combination of (i) common stock, (ii) preferred stock, which we may issue in one or more series, (iii) debt securities (both senior or subordinated), (iv) depositary shares, (v) warrants, (vi) units, (vii) purchase contracts, and (viii) rights, up to a maximum aggregate offering price of $100,000,000. Our debt securities may consist of debentures, notes, or other types of debt. The securities we may offer may be convertible, exercisable, or exchangeable for other securities of ours. The preferred stock may be represented by depositary shares.
We will offer the securities in amounts, at prices, and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements also may add, update, or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering. You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” carefully before you invest.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RBNC.”
You are urged to obtain current market quotations for the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
We may offer and sell these securities to or through one or more underwriters, dealers, or agents, or directly to purchasers, on a continuous or a delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers, or underwriters, and any applicable commissions or discounts. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus.
Investing in our securities involves risks. You should carefully consider the risk factors set out under the heading “Risk Factors” on page 7 in this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein together with any information set forth in a “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not savings accounts, deposits, or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is August 24, 2020.

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Reliant,” “Reliant Bancorp,” and the “Company” to refer to Reliant Bancorp, Inc. The term “Bank” refers to our wholly-owned bank subsidiary, Reliant Bank.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement) will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, or the information we have previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since the dates of such information.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.reliantbank.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update, modify, and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless we expressly provide to the contrary):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020 (File No. 001-37391) (the “FY 2019 10-K”);
•	the description of our common stock set forth in Exhibit 4.2 of the FY 2019 10-K and any amendment or report filed with the SEC for the purposes of updating such description;
•
those portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2020, in connection with our annual meeting of shareholders, that are incorporated by reference into the FY 2019 10-K (File No. 001-37391);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 10, 2020, respectively (File No. 001-37391); and
•
our Current Reports on Form 8-K and amended Current Reports on Form 8-K/A filed with the SEC on January 2, 2020, February 26, 2020, March 4, 2020, March 10, 2020, March 23, 2020, April 1, 2020, May 15, 2020, June 1, 2020, June 16, 2020, June 22, 2020, and June 26, 2020 (File No. 001-37391).

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to update, modify, and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Reliant Bancorp, by requesting them in writing or by telephone as follows:
DeVan Ard, Jr.
Chairman and Chief Executive Officer
Reliant Bancorp, Inc.
6100 Tower Circle, Suite 120
Franklin, Tennessee 37067
(615) 221-2087

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking.
We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Our actual results could differ materially from those anticipated in forward-looking statements as a result of various factors, including but not limited to:
•	the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic;
•	actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic;
•	the pace of recovery when the coronavirus (COVID-19) pandemic subsides;
•	the possible recurrence of the coronavirus (COVID-19);
•
changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry such as, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (or the CARES Act);

•	the possibility that our asset quality could decline or that we experience greater loan losses than anticipated;
•	increased levels of other real estate, primarily as a result of foreclosures;
•	the impact of liquidity needs on our results of operations and financial condition;
•	competition from financial institutions and other financial service providers;
•	the effect of interest rate increases on the cost of deposits;
•	unanticipated weakness in loan demand or loan pricing;
•	greater than anticipated adverse conditions in the national economy or local economies in which we operate, including Middle Tennessee;
•	lack of strategic growth opportunities or our failure to execute on available opportunities;
•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•	economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors;
•	the ability to grow and retain low-cost core deposits and retain large, uninsured deposits;
•	our ability to effectively manage problem credits;
•	our ability to successfully implement efficiency initiatives on time and with the results projected;
•	our ability to successfully develop and market new products and technology;
•	the impact of negative developments in the financial industry and United States and global capital and credit markets;
•	our ability to attract or retain, including as a result of an untimely death or illness, the services of key personnel;
•	our ability to adapt to technological changes;
•	risks associated with litigation, including the applicability of insurance coverage;

•
the vulnerability of the computer and information technology systems and networks of the Bank, and the systems and networks of third parties with whom Reliant Bancorp or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions;

•	changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments;
•	adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal or regulatory actions;
•
the risk that expected cost savings and revenue synergies from (a) the merger of Reliant Bancorp and Tennessee Community Bank Holdings, Inc. (“TCB Holdings”) (the “TCB Holdings Transaction”) or (b) the merger of Reliant Bancorp and First Advantage Bancorp (“FABK”) (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized;

•
the effect of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of Reliant Bancorp’s common stock;

•
the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of Reliant Bancorp and its subsidiaries or that integration will be more costly or difficult than expected;

•	the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events;
•	reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions;
•	the risk associated with Reliant Bancorp management’s attention being diverted away from the day-to-day business and operations of Reliant Bancorp to the integration of the Transactions; and
•	general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate.
Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.
ABOUT RELIANT BANCORP, INC.
Reliant Bancorp, Inc. was incorporated under the laws of the State of Tennessee on March 4, 2011, to serve as a holding company for Reliant Bank. Reliant Bancorp became the holding company for, and sole shareholder of, the Bank upon the completion of the Bank’s reorganization into a holding company corporate structure on June 6, 2012. The Bank was organized on April 17, 2006, as a state-chartered bank under the laws of the State of Tennessee. The Bank opened for business on August 14, 2006. Through the Bank, we offer a full range of traditional banking products and services to business and consumer clients throughout Middle Tennessee and the Nashville-Davidson—Murfreesboro—Franklin, TN Metropolitan Statistical Area and Chattanooga, Tennessee. Our principal executive offices are located at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027, and our telephone number is (615) 221-2020.
Additional information about us is included in our filings with the SEC which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information about Reliant Bancorp and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $100,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices, and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers, or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.
Common Stock
We may issue shares of our common stock, with a par value of $1.00 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of those shares.
Preferred Stock; Depositary Shares
We may issue shares of our preferred stock, with a par value of $1.00 per share, in one or more series. In a prospectus supplement, we will describe for the series of shares offered the specific designation of the series, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred shares or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement for the debt securities offered that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the plan for listing, if any, on a securities exchange and any other specific terms of the debt securities.
Warrants
We may issue warrants to purchase our debt securities, shares of our common stock or shares of our preferred stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units
We may issue any combination of two or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
Purchase Contracts
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt or equity securities at a future date or dates. The consideration for such securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of securities issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities described in the applicable prospectus supplement or any combination of securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
Rights
We may issue rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular rights offering, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of our common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risks. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with the disclosure related to risk factors contained in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results, and the value of the securities. The prospectus supplement applicable to each type of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the payment of interest thereon, capital expenditures, acquisitions, investments, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

DESCRIPTION OF COMMON STOCK
The following summary description of shares of our common stock, with a par value of $1.00 per share, is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Tennessee Business Corporation Act (the “TBCA”) and by our Amended and Restated Charter (as amended, the “charter”) and our Third Amended and Restated Bylaws (as amended, the “bylaws”). Copies of our charter and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
General
As of the date of this prospectus, our charter provides that we may issue a maximum of 30,000,000 shares of common stock, with a par value of $1.00 per share. As of August 20, 2020, 16,244,550 (excluding 384,167 unexchanged shares in connection with acquisitions) shares of our common stock were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on Nasdaq under the symbol “RBNC.”
Voting Rights
The holders of Reliant common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting.
Dividend Rights and Limitations on Payment of Dividends
Holders of Reliant common stock are entitled to dividends when, as and if declared by the Reliant board of directors (the “board of directors”) out of funds legally available for that purpose. Reliant currently expects to continue to pay (when, as and if declared by the board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on Reliant common stock; however, there can be no assurance that Reliant will continue to pay dividends in the future. Future dividends on Reliant common stock will depend upon earnings, liquidity and capital requirements, the general economic and regulatory climate, Reliant’s ability to service any equity or debt obligations senior to Reliant common stock, and other factors deemed relevant by the board of directors.
As a holding company, Reliant is ultimately dependent upon its wholly-owned bank subsidiary, the Bank, to provide funding for its operating expenses, debt service, and dividends. Various banking laws and regulations and regulatory guidance applicable to the Bank limit the payment of dividends and other distributions by the Bank to Reliant, and, similarly, certain banking laws and regulations and regulatory guidance may limit Reliant’s ability to pay dividends on Reliant common stock. Additionally, regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to Reliant, or the ability of Reliant to pay dividends to holders of its common stock, if such limitations were to be deemed appropriate in light of capital adequacy requirements.
Board of Directors
The business of Reliant is managed by a board of directors, the members of which are elected by a majority of the votes cast by holders of Reliant common stock (except in the event of a contested election in which case directors are elected by a plurality of the votes cast by shares entitled to vote). Directors are elected annually at the annual meeting of Reliant’s shareholders for terms expiring at the next annual meeting of Reliant’s shareholders and until the election and qualification of their successors. No shareholder has the right to cumulative voting with respect to the election of directors.
Liquidation Rights
In the event of Reliant’s liquidation, dissolution, or winding-up, holders of Reliant common stock have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of creditors, all liabilities, and any liquidation preferences of any outstanding shares of preferred stock.
Conversion and Subscription Rights
The holders of shares of Reliant common stock have no conversion, preemptive, or other subscription rights.

Liability for Further Calls or Assessments
The shares of Reliant common stock are not subject to liability for further calls or to assessments by Reliant.
Nasdaq Listing
Reliant common stock is listed on Nasdaq under the symbol “RBNC.”
Registrar and Transfer Agent
The registrar and transfer agent for Reliant common stock is Broadridge Financial Solutions, Inc.
Certain Protective Provisions
Our charter and bylaws, as well as the TBCA, contain certain provisions designed to enhance the ability of our board of directors to deal with attempts to acquire control of us. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the board of directors (including takeovers which certain shareholders may deem to be in their best interest). In particular, the authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future private or public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means such as a proxy contest, tender offer, or merger, and thereby protect the continuity of our management.
DESCRIPTION OF PREFERRED STOCK
The following outlines the general provisions of the shares of preferred stock which we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our charter relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.
General
The charter authorizes the board of directors to issue up to 10,000,000 shares of preferred stock, with a par value of $1.00 per share. No shares of preferred stock are currently issued and outstanding. The preferred stock may be issued by vote of the board of directors without further shareholder action. The preferred stock may be issued in one or more series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons. We summarize below some of the provisions that will apply to the preferred stock that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement applicable to the particular series of preferred stock that we issue. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:
•	the title, designation, stated value, and liquidation preference of such preferred stock and the amount of stock offered;
•	the offering price;

•
the dividend rate or rates (or the method of calculation of the same), the date or dates from which dividends will accrue, and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions;
•	the amount that shares of such series will be entitled to receive in the event of our liquidation, dissolution or winding-up;
•	the terms and conditions, if any, on which shares of such series will be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;
•	the voting rights, if any, of shares of such series;
•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
•
the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by Reliant or any of our subsidiaries, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•
the conditions and restrictions, if any, on the creation of indebtedness of Reliant or any of our subsidiaries, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation;

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock; and
•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our charter.
The preferred stock will, when issued against payment of the consideration payable therefore, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on par in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.
DESCRIPTION OF DEBT SECURITIES
The following description, and any description in a prospectus supplement of the debt securities we may offer from time to time, is a summary only and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. The following description set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.
General
This prospectus describes certain general terms and provisions of the debt securities we may offer from time to time. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt”), our subordinated debt (“subordinated debt”) or our junior subordinated debt (“junior subordinated debt” and, together with the senior subordinated debt and the subordinated debt, the “subordinated debt securities”). Debt securities, whether senior, senior subordinated, subordinated, or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between Reliant and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), which we select to act as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.
Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. Although the total amount of debt securities we may offer under this prospectus will be limited to $100,000,000 in aggregate principal amount, the indentures do not limit the principal amount of any particular series of securities. Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:
•	the title of the debt securities;
•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;
•	the price or prices at which the debt securities will be issued;
•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;
•	the issue date or dates of the series and the maturity date of the series;
•	whether the debt securities will be issued at par or at a premium over or a discount from their face amount;
•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest will be calculated;
•	the right, if any, to extend interest payment periods and the duration of the extension;
•	the interest payment dates and the record dates for the interest payments;
•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	the currency of denomination of the securities;
•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;
•
if payments of principal (or premium, if any) or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	the dates on which premium, if any, will be paid;

•
any addition to or change in the “Event of Default” described under the caption “Events of Default and Remedies” below or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and
•	other specific terms, including any additional events of default or covenants.
We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.
We may structure one or more series of subordinated debt securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations are applicable to us at the time of issuance.
The debt securities will represent our general unsecured obligations. We are a holding company, and the Company’s operating assets are owned by our wholly-owned bank subsidiary, Reliant Bank. We rely primarily on dividends from the Bank to meet our obligations. We are a legal entity separate and distinct from our banking and non-banking affiliates. The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, the Bank’s payment of dividends to us is subject to ongoing review by banking regulators.
Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposit liabilities, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indentures do not limit the incurrence or issuance of additional secured or unsecured debt, including senior indebtedness.
Senior Debt
Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.
Subordinated Debt
Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution(s), or officers’ certificate(s) related to that series of debt securities and will be described in the relevant prospectus supplement.
If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution(s), or officers’ certificate(s) related to that series of debt securities and will be described in the relevant prospectus supplement. The terms and conditions will include, among others, the following:
•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Merger, Consolidation or Sale of Assets
We are prohibited from merging into or consolidating with any other entity or selling, leasing, or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any other entity, unless:
•
either we are the continuing corporation or the successor corporation or the successor entity which acquires by sale, lease, or conveyance substantially all of our and our subsidiaries’ assets is a corporation, limited liability company, partnership or trust organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, all the debt securities and the due performance of every covenant of the indentures to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•
immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below, or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation, or sale, lease, or conveyance of assets, as applicable.

Upon any consolidation or merger with or into any other entity or any sale, lease, or conveyance of all or substantially all of our and our subsidiaries’ assets to any successor entity, the successor entity will succeed, and be substituted for, us under the indentures and each series of outstanding debt securities, and we will be relieved of all obligations under the indentures and each series of outstanding debt securities to the extent we were the predecessor entity.
Events of Default and Remedies
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, we mean:
(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
(2)	default in paying principal of or premium, if any, on the debt securities when due;
(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
(4)
default in the performance, or breach, of any covenant or warranty in the indentures (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default or breach from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and
(6)	any other Event of Default provided for with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indentures may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indentures occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
No holder of any debt security may seek to institute a proceeding with respect to the indentures unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 25% and 51%, respectively in the subordinated debt indenture and the senior debt indenture, in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holders have offered reasonable indemnity to the trustee, and the trustee has failed to institute such proceedings within 60 days after it received this notice of default. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due date for such payment.
During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
The trustee will, within 90 days after receiving notice of an Event of Default, give notice of the Event of Default to the holders of the debt securities of that series, unless the Event of Default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of an Event of Default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the Event of Default.
Each indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with such indenture.
Modification and Waiver
The indentures may be amended or modified without the consent of any holder of debt securities in order to:
•	evidence a successor to the trustee;
•	cure ambiguities, defects, or inconsistencies;
•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with certain covenants specified in the indenture;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;
•	establish the form or forms of debt securities of any series;
•	add additional Events of Default with respect to the debt securities of any series;
•	add additional provisions as may be expressly permitted by the Trust Indenture Act;
•	maintain the qualification of the indenture under the Trust Indenture Act; or
•	make any change that does not adversely affect in any material respect the interests of any holder.
Other amendments and modifications to the indentures or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;
•	reduce the principal amount, or extend the fixed maturity, of the debt securities;
•	change the method of computing the amount of principal of or any interest on any debt security;
•	change or waive the redemption or repayment provisions of the debt securities;
•	change the currency in which principal, any premium or interest is paid or the place of payment;
•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
•	impair the right to institute suit for the enforcement of any payment on the debt securities;
•	waive a payment default with respect to the debt securities;
•	reduce the interest rate or extend the time for payment of interest on the debt securities;
•	adversely affect the ranking or priority of the debt securities of any series; or
•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indentures with respect to the outstanding debt securities of any series, when:
•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or
•
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indentures discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:
•	the rights of holders of the debt securities to receive principal, interest, and any premium when due;
•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost, or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee; and
•	the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indentures (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy, and insolvency events, described under “Events of Default and Remedies” will no longer constitute an Event of Default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefits of the holders of the debt securities of a series:

•	money in an amount; or
•
United States government obligations (or equivalent government obligations in the case of debt securities denominated in other than United States dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and United States government obligations (or equivalent government obligations, as applicable);
•
in each case sufficient, in the written opinion (with respect to United States or equivalent government obligations or a combination of money and United States or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants, to pay and discharge, and which will be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance, and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•	if prior to the stated maturity date, notice will have been given in accordance with the provisions of the indenture;
•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Paying Agent and Registrar
The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.
Forms of Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent, or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company, or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer, or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee nor any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, or interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.
Governing Law
The indentures and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the deposit agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the deposit agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited according to the provisions of a deposit agreement to be entered into between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The following summary description of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the deposit agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a dividend or cash distribution on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends or distribution to the record holders of such depositary shares. If a distribution is in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and us. The deposit agreement may be terminated by the bank depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding-up of the Company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, that are expressly provided in the deposit agreement for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
Neither the bank depositary nor us will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the bank depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of notice of resignation or removal of the bank depositary and must be a bank or trust company meeting the requirements of the deposit agreement.
DESCRIPTION OF WARRANTS
The following summarizes some of the provisions that will apply to the warrants that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General
We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock, or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the warrants;
•	the terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;
•	the identity of the warrant agent;
•	any mandatory or optional redemption provision;
•	whether the warrants are to be issued in registered or bearer form;
•	whether the warrants are extendible and the period or periods of such extendibility;
•	information with respect to book-entry procedures, if any; and
•	any other applicable terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder thereof to purchase such principal amounts of debt securities or such number of shares of common stock or preferred stock or other securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights of Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in the event of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).
Warrant Adjustments
The applicable prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant may be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.
Modification of the Warrant Agreement
The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the warrant agreement in the following circumstances:
•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent deem necessary or desirable to address and which do not adversely affect the interests of the warrant holders.
DESCRIPTION OF UNITS
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt or equity securities at a future date or dates. The consideration for such securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of securities issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities described in the applicable prospectus supplement or any combination of securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.
DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock or any series of our preferred stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•	the price, if any, for the rights;
•	the exercise price payable for each share of our common stock or preferred stock upon the exercise of the rights;
•	the number of rights issued to each holder;
•	the number and terms of shares of our common stock or preferred stock which may be purchased per each right;
•	the extent to which the rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the rights or the exercise price of the rights;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable rights agreement and rights certificate, which will be filed with the SEC in connection with any offering of rights.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents;
•	to investors directly in negotiated sales or in competitively bid transactions; and
•	through a combination of any of these methods for sale.
Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.
Underwriters or agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis.
The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds we anticipate from the sale of the securities;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	the use of proceeds to us from the sale of the securities;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which such offered securities may be listed.
Any underwriter, agent or dealer involved in the offer and sale of any offered securities will be named in the prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions:
•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities, including:
•	whether that offering is being made to underwriters or through agents or directly;
•	the rules and procedures for any auction or bidding process, if used;
•	the securities’ purchase price or initial public offering price; and
•	the proceeds we anticipate from the sale of the securities.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive such commissions from us as will be set forth in the applicable prospectus supplement.
If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents, or underwriters may receive compensation in the form of discounts, concessions, or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).
Underwriters, dealers, and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters, dealers, and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us in respect of payments that they may be required to make in respect of those civil liabilities. Several of those underwriters, dealers, or agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business. We will identify any underwriters, dealers, or agents and describe their compensation in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent, or underwriter for the sale of securities through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
•	the name of any participating broker, dealer, agent, or underwriter;
•	the number and type of securities involved;
•	the price at which such securities were sold;
•	any securities exchange(s) on which such securities may be listed;
•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent, or underwriter where applicable; and
•	other facts material to the transaction.
In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain, or otherwise affect the price of those securities during and after the offering of those securities.
Specifically, if the applicable prospectus supplement permits, the underwriters of the securities may over-allot or otherwise create a short position in the securities for their own account by selling more of the securities than have been sold to them by us and may elect to cover any such short position by purchasing the securities in the open market.
In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, Reliant and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:
•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;
•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•	should not be relied upon by investors.
There can be no assurance that we will sell all or any of the securities offered by this prospectus. This prospectus may also be used in connection with any issuance of common stock, preferred stock or debt securities upon exercise of other securities of ours if such issuance is not exempt from the registration requirements of the Securities Act.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereunder will be passed upon by Butler Snow LLP, Nashville, Tennessee. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The audited consolidated financial statements of Reliant Bancorp as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, which are incorporated by reference into this prospectus, have been so incorporated by reference in reliance upon the report of Maggart & Associates, P.C., registered independent public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of FABK as of and for the years ended December 31, 2019 and 2018, which are incorporated by reference into this prospectus, have been so incorporated by reference in reliance upon the report of HORNE LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:
SEC registration fee	$12,980.00*
Legal fees and expenses	**
Accounting fees and expenses	**
Printing and mailing expenses	**
Blue sky fees	**
Trustee, registrar and transfer agent, and depositary fees and expenses	**
Listing fees and expenses	**
Miscellaneous expenses	**
Total	$**
*	Inclusive of the registration fee of $8,692.50 previously paid in connection with the 2017 Registration Statement.
**	Estimated expenses are not presently known.
Item 15.	Indemnification of Directors and Officers
The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, the person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, the person reasonably believed that the person’s conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that, in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by the officer or director; or (c) such officer or director breached the officer’s or director’s duty of care to the corporation.
Reliant’s charter contains a provision stating that Reliant shall indemnify and advance expenses to its directors and officers, and may indemnify and advance expenses to all other persons it has the power to indemnify and advance expenses to under the TBCA, and may purchase and maintain insurance or furnish similar protection on behalf of its directors, officers, and employees, in each case to the fullest extent authorized by the TBCA and applicable federal laws and regulations, including, but not limited to, applicable regulations of the Federal Deposit Insurance Corporation (the “FDIC”) regarding indemnification payments by a depository institution holding company, as the same may be amended from time to time.
Under Reliant’s bylaws, each person who was or is made a party to, or is threatened to be made a party to or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director or officer of Reliant or is or was serving at the request of Reliant as a director, officer, or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, provided that the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee within the scope of such indemnitee’s duties and authority, shall be indemnified and held harmless by Reliant to the fullest extent authorized by the TBCA, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Reliant to provide broader indemnification rights than such law permitted Reliant prior to such amendment), and applicable federal laws and regulations (including without limitation applicable FDIC regulations regarding indemnification payments by a depository institution holding company, as the same may be amended from time to time), against all expense, liability, and loss (including without limitation attorneys’ fees, judgments, fines, excise taxes, penalties, and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators.
Notwithstanding the foregoing, Reliant will indemnify an indemnitee with respect to a proceeding initiated or instituted by the indemnitee only if such proceeding (or part thereof) was authorized by Reliant’s board of directors.
The right to indemnification conferred by Reliant is a contract right and includes the right to be paid by Reliant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that any such advancement of expenses for expenses incurred by an indemnitee in his or her capacity as a director, officer, or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to any employee benefit plan) will be made only upon delivery to Reliant of an undertaking by and on behalf of such indemnitee to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right of appeal that such indemnitee is not entitled to be indemnified for such expenses.
Moreover, the foregoing indemnification rights and rights to the advancement of expenses are not exclusive of other rights which any such person may have under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Reliant pursuant to its bylaws, or otherwise, Reliant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Reliant carries standard directors’ and officers’ liability insurance covering its directors and officers.
Item 16.	Exhibits
Exhibit Number	Description
1.1	Form of Underwriting Agreement for each of the securities registered hereby.*

3.1
Amended and Restated Charter of Reliant Bancorp, Inc. (Restated for SEC filing purposes) (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on November 6, 2018).

3.2
Third Amended and Restated Bylaws of Reliant Bancorp, Inc., as amended (Restated for SEC filing purposes). (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on August 10, 2020).

4.1	Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 filed on December 19, 2018).

4.2
Description of the Company’s Securities Registered Pursuant to Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed on March 13, 2020).

4.3	Form of certificate of amendment of the charter with respect to any preferred stock issued hereunder.*

4.4	Specimen Preferred Stock Certificate.*

Exhibit Number	Description
4.5	Form of Senior Debt Security.*

4.6	Form of Subordinated Debt Security.*

4.7	Form of Senior Debt Indenture.±

4.8	Form of Subordinated Debt Indenture.±

4.9	Form of Unit Agreement.*

4.10	Form of Warrant Agreement (including form of warrant certificate).*

4.11	Form of Deposit Agreement.*

4.12	Form of Depositary Receipt.*

4.13	Form of Purchase Contract.*

4.14	Form of Rights Agreement (including form of rights certificate).*

5.1	Opinion of Butler Snow LLP.±

23.1	Consent of Maggart & Associates, P.C.±

23.2	Consent of HORNE LLP.±

23.3	Consent of Butler Snow LLP (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included on the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act for the Senior Debt Indenture.**

25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act for the Subordinated Debt Indenture.**
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed separately pursuant to Section 305(b)(2) under the Trust Indenture Act, if applicable.
±	Filed herewith.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 24th day of August, 2020.
RELIANT BANCORP, INC.

By:	/s/ DeVan Ard, Jr.
DeVan Ard, Jr., Chairman and Chief Executive Officer (Principal Executive Officer)
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints DeVan Ard, Jr. and Jerry Cooksey, Jr., and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ DeVan Ard, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	August 24, 2020
DeVan Ard, Jr.

/s/ Jerry Cooksey, Jr.	Chief Financial Officer (Principal Financial Officer)	August 24, 2020
Jerry Cooksey, Jr.

/s/ David A. Kowalski	Chief Accounting Officer and Controller (Principal Accounting Officer)	August 24, 2020
David A. Kowalski

/s/ Homayoun Aminmadani	Director	August 24, 2020
Homayoun Aminmadani

/s/ Charles Trimble Beasley	Director	August 24, 2020
Charles Trimble Beasley

/s/ Robert E. Daniel	Director	August 24, 2020
Robert E. Daniel

/s/ William R. DeBerry	Director	August 24, 2020
William R. DeBerry

Signature	Title	Date
/s/ Sharon H. Edwards	Director	August 24, 2020
Sharon H. Edwards

/s/ Darrell S. Freeman, Sr.	Director	August 24, 2020
Darrell S. Freeman, Sr.

/s/ James Gilbert Hodges	Director	August 24, 2020
James Gilbert Hodges

/s/ William Lawson Mabry	Director	August 24, 2020
William Lawson Mabry

/s/ Connie S. McGee	Director	August 24, 2020
Connie S. McGee

/s/ Linda E. Rebrovick	Director	August 24, 2020
Linda E. Rebrovick

/s/ Michael E. Wallace	Director	August 24, 2020
Michael E. Wallace

/s/ Ruskin A. Vest	Director	August 24, 2020
Ruskin A. Vest